UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 10/10/07

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 SOUTH MARKET STREET

PETERSBURG, VIRGINIA 23803

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2007, Star Scientific, Inc. (the “Company”) announced that Christopher G. Miller resigned his position as Chief Operating Officer, Treasurer and Assistant Secretary of the Company in order to pursue other business opportunities. Mr. Miller, who has been with the Company for seven years, will remain employed by Company until November 9, 2007 and has agreed to provide limiting consulting services at the Company’s request for a period of three years thereafter. Pursuant to the terms of Mr. Miller’s employment agreement, he is entitled to salary continuation payments for six months calculated based on the base salary in his employment agreement. The Company agreed to extend the option exercise period for Mr. Miller’s options through the period of the original option grants, in recognition of Mr. Miller’s service to the Company and Mr. Miller’s agreement to provide limited consulting services during for a three year period, if requested. Generally the Company’s stock option agreements provide that upon resignation the grantee would have a three-month period within which to exercise any options.

On October 10, 2007, the Company’s Board of Directors appointed Park A. Dodd, III as Chief Financial Officer, Treasurer and Assistant Secretary of the Company. Mr. Dodd, 54, served as a special advisor to the Company since May 2007. Mr. Dodd’s experience includes a thirty-year career in strategic financial planning and accounting. From 1980 to 2000 he held a number of management positions with Philip Morris, Inc. with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. In 2005, Mr. Dodd joined Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd, a Certified Public Accountant, received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986.

Mr. Dodd is currently employed on a month-to-month basis pursuant to the terms of an interim employment agreement, dated as of April 23, 2007, between the Company and Tatum, LLC (“Employment Agreement”), which pays Mr. Dodd a per diem rate of $1,200.00 and pays Tatum, LLC $300.00 per day to cover benefits and costs. Additionally, in connection with his appointment as Chief Financial Officer, Treasurer and Assistant Secretary of the Company, on October 10, 2007, the Company entered into an agreement (“Option Agreement”) granting Mr. Dodd options to purchase up to 250,000 shares of the Company’s common stock at $1.19 per share of which 90,000 vested on October 10, 2007 and an additional 80,000 vest on each of October 10, 2008 and 2009.

Other than the Employment Agreement and the Option Agreement, there is no other arrangement or understanding between Mr. Dodd and any other person pursuant to which he was selected to become Chief Financial Officer of the Company, nor are there any transactions between the Company and Mr. Dodd that are reportable under Item 404(a) of Regulation S-K. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Dodd and any director, nominee for election as a director or executive officer of the Company.

A copy of the press release announcing Mr. Miller’s resignation and the appointment of Mr. Dodd as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01

(d)	Exhibits

99.1	Press release issued by Star Scientific, Inc. on October 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: October 12, 2007	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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